Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 29, 1997 included in DataMark Holding, Inc.'s Form 10-K for the year ended June 30, 1997 and to all references to our Firm included in this registration statement.


/s/Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
April 21, 1998